Exhibit 1.01

Flowserve Corporation

Conflict Minerals Report

For The Year Ended December 31, 2024

This report for the year ended December 31, 2024 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to Conflict Minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”). The Rule imposes certain reporting obligations on SEC registrants who manufactured or contracted to manufacture products which contained Conflict Minerals that are necessary to the functionality or production of such products.

Conflict Minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten (“Conflict Minerals”, or “3TG”). These requirements apply to all registrants that have Conflict Minerals that are necessary to the functionality or production of their products whatever the geographic origin of the Conflict Minerals and whether or not they fund armed conflict.

1.	Company Overview

This report has been prepared by management of Flowserve Corporation (herein referred to as “Flowserve,” “the Company,” “we,” “us,” or “our”). The information includes the activities of all majority-owned subsidiaries and variable interest entities that are required to be consolidated under U.S. generally accepted accounting principles.

Flowserve is a world-leading manufacturer and aftermarket service provider of comprehensive flow control systems. We develop and manufacture precision-engineered flow control equipment integral to the movement, control and protection of the flow of materials in our customers’ critical processes. Our product portfolio of pumps, valves, seals, automation and aftermarket services supports global infrastructure industries, including oil and gas, chemical, power generation and water management, as well as general industries markets where our products and services add value. Our principal products are sold through two business segments:

•	FPD for custom, highly engineered and pre-configured industrial pumps and pump systems, mechanical seals, auxiliary systems and replacement parts and related services; and

•	FCD for engineered and industrial valves, control valves, actuators and controls and related services.

Supply Chain

We manufacture a wide range of products that contain Conflict Minerals, but we do not purchase ore or unrefined Conflict Minerals from mines, smelters or refiners and generally are many steps removed in the supply chain from the mining of these minerals. As a result, we rely on suppliers for various components and parts that contain Conflict Minerals that are utilized in the assembly of our products. Due to the size of our Company, the complexity of our products, and our location in the supply chain being many steps downstream from mines, smelters and refiners, we must rely on our direct suppliers to provide information on the origin of the Conflict Minerals contained in the components and parts supplied to us (including sources of Conflict Minerals that are supplied to them from their suppliers). Further, many of our suppliers are not SEC registrants subject to the reporting requirements of the Rule and as a result, have immature Conflict Minerals programs. As a result of this complexity, we conducted a survey of the suppliers that focused not only on those who represented the majority of our expenditures in 2024, but also focused on suppliers where the nature of the component, or the location of the supplier, indicated that those components had a higher probability to contain Conflict Minerals.

2.	Reasonable Country of Origin Inquiry:

Flowserve undertook the following measures to perform a country of origin inquiry on its Conflict Minerals:

•

Utilized a risk based approach, based on an examination of internal records such as bills of sale or product specifications, to identify business segments which contracted to manufacture products reasonably believed to contain one or more Conflict Minerals and identified the relevant suppliers of the Conflict Minerals for these products;

•

Sent surveys (using the Responsible Minerals Initiative (“RMI”) Conflict Minerals Reporting Template developed as a result of the Electronic Industry Citizenship Coalition (EICC)/Global e-Sustainability Initiative (GeSI)) to approximately 4,190 suppliers, requesting substantiation for the presence of Conflict Minerals in the materials or components they supplied to Flowserve, and information regarding the origin of those minerals;

•

Identified and placed additional emphasis on suppliers that are most significant to Flowserve’s Conflict Minerals program using criteria developed by the business, such as the amount of sourcing spend with the supplier and the likelihood of Conflict Minerals being supplied from the supplier;

•

Reviewed the responses received for indicators (e.g., untimely or incomplete responses as well as inconsistencies within the data reported in the template) that Conflict Minerals may be sourced from the Democratic Republic of Congo and adjoining countries (the “Covered Countries”) and attempted to further engage these suppliers to perform additional due diligence, as needed; and

•

Continued to follow up with suppliers and continued to regularly communicate Flowserve’s expectations on responsible supply chains of Conflict Minerals by transmitting surveys and other communications and repeatedly requesting compliance with requests for information and documentation from unresponsive suppliers.

The above efforts led to a supplier response rate of 48%. The suppliers that responded captured over 79% of the relevant spend, up from 78% for the year ended December 31, 2023.

As a result of the reasonable country of origin inquiry, we are unable to determine the origin of the Conflict Minerals in our products and therefore cannot exclude the possibility that some may have originated in the Covered Countries. For that reason, we performed additional due diligence and are required under the Rule to submit to the SEC this Conflict Minerals Report.

Conflict Minerals Policy:

Flowserve culture is centered on ethics, integrity, and trust. Our values drive how we treat each other, our customers, suppliers, partners and even our competitors. By combining uncompromising character, transparent business behavior, mutual respect, and world-class products and services, we seek to build an enduring culture that creates satisfied customers, engaged employees and sustainable, profitable growth. As a result, our ethical business culture supports global efforts to assist in the eradication of Human Rights abuses in the Covered Countries, where the mining of certain minerals has partially financed the long-standing conflict in this region.

Flowserve supports the objectives and intent of this Conflict Minerals legislation. Additionally, we are committed to working toward a conflict free supply chain by implementing a management program integrated with our policies and processes to align our worldwide suppliers with this policy. Our Conflict Minerals program is addressed in our Supplier Code of Business Conduct, our Terms and Conditions with suppliers, and our Purchase Order requirements.

For additional information about our commitment to responsible sourcing and for our full Conflict Minerals policy, please visit our website at: https://www.flowserve.com/en/suppliers/become-flowserve-supplier/supply-chain-governance/conflict-minerals-policy/

3.	Due Diligence Process

3.1. Design of Due Diligence Framework

Our due diligence measures have been designed to conform, with the framework in The Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third edition, 2016) (the “OECD Guidance”) and the related Supplement on Tin, Tantalum, and Tungsten and the Supplement on Gold.

3.2. Due Diligence Performed

3.2.1. Establish Strong Company Management Systems

As described above, Flowserve has adopted a company Conflict Minerals policy which is posted on our website. Additionally, as part of our management system for Conflict Minerals, Flowserve has a cross functional internal task force, active management resources, and a position that is responsible for managing the Conflict Minerals program and requirements at Flowserve. A senior Flowserve executive, supported by a senior Flowserve lawyer, has oversight responsibility for Flowserve’s Conflict Minerals task force. This management team is responsible for implementing the Conflict Minerals management systems and communicating them throughout the organization and our business segments. The team is comprised of subject matter experts from relevant functional areas such as supply chain, engineering, communications, legal, and business integrity and compliance. Senior management and the Board of Directors are briefed about our management systems and due diligence efforts on an annual basis.

3.2.2. Identify and Assess Risks in Supply Chain

Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify actors upstream from our direct suppliers. Accordingly, we participate in a number of industry-wide initiatives to leverage information and common process. Further, as discussed above, we conducted an analysis of our supply base, and identified and performed additional diligence on suppliers that supply products that may contain Conflict Minerals and continued to contact unresponsive suppliers. We also monitor and track suppliers that may not meet the requirements set forth in our Conflict Minerals policy to determine their progress in meeting those requirements.

3.2.3. Design and Implement a Strategy to Respond to Risks

With respect to those products we manufacture or cause to be manufactured, Flowserve seeks to implement the following steps to mitigate the risk that necessary Conflict Minerals benefit armed groups:

•	Seek, where practicable, alternative suppliers that responsibly source necessary Conflict Minerals, which may include sources within the Covered Countries that do not benefit armed groups;

•	Engage with our suppliers to encourage responsible sourcing of minerals and identify and action suppliers that do not;

•	Attempt to negotiate clauses in future supplier contracts requiring suppliers to adhere to rules and regulations relating to the use of Conflict Minerals; and

•

Provide progress reports annually to our senior management and Board of Directors summarizing information gathered during our annual supply chain survey and providing a status of our risk mitigation efforts.

3.2.4. Carry out Independent Third Party Audit of Supply Chain Due Diligence

Flowserve does not have a direct relationship with smelters and refiners, nor do we perform direct audits of these entities that potentially provide our supply chain with Conflict Minerals. However, we do rely upon industry efforts to influence smelters and refineries to undertake audits and certification processes through RMI’s Responsible Minerals Assurance Process (“RMAP”).

3.2.5. Report on Supply Chain Due Diligence

In addition to this report, see our website at https://www.flowserve.com/en/suppliers/become-flowserve-supplier/supply-chain-governance/conflict-minerals-policy/ for our full Conflict Minerals policy.

4.	Due Diligence Results

Survey Responses

Responses included the names of 430 entities listed by our suppliers as smelters or refiners (“SORs”), and based on our due diligence to date and information available from public sources, the Company believes that only 341 of the entities identified by our suppliers are engaged in smelting and/or refining activities. 38 of those smelters (~11%) were either flagged as high risk or reported to be sourcing, or likely sourcing, from the DRC/adjoining countries (conflict regions). 236 of the 341 (~69%) entities were identified as conformant using the RMI Conformant Smelter List. All SORs listed by Flowserve suppliers in completed CMRTs, which appear on the RMI-maintained smelters list, are attached in Appendix A. The final comparison was done utilizing the RMI-maintained smelters list from May 21, 2025.

Flowserve is typically many tiers in the supply chain removed from SORs, and our direct suppliers have not traced materials supplied to Flowserve back to individual SORs. Many of our suppliers provided information to Flowserve on all SORs identified to them by their suppliers and have not been able to confirm that necessary 3TG processed by these SORs is contained in the products they have supplied to us because some of the suppliers did not provide their CMRT at the product level. Therefore, it is possible that the list contains SORs not used to process necessary 3TG contained in our products.

Efforts to determine mine or location of origin

Through our participation in RMI, the OECD implementation programs, and requesting our suppliers to complete the template, we have determined that seeking information from our suppliers and their diligence with their sub-suppliers about Conflict Minerals smelters and refiners in our supply chain represents the most reasonable effort to determine the mines or locations of origin of the Conflict Minerals in our supply chain.

Smelters or Refiners

To date, Flowserve has received very limited information regarding smelters and/or refiners involved in the Company’s supply chain, as well as the origin of any materials they may potentially produce for Flowserve’s suppliers. The majority of our suppliers were unable to represent and/or confirm to us that Conflict Minerals from entities that are smelters and refiners had actually been included in components such suppliers supplied to Flowserve. Again, this reality is principally due to the fact that our suppliers provided data at a company or divisional level and not specific to the products such suppliers produce for Flowserve.

Appendix A, as attached, contains a list of smelters and refiners that Flowserve suppliers identified as being present in their supply chains that we believe may have processed 3TG contained in materials supplied to the Company. While our suppliers have provided names of additional entities to those listed in Appendix A, our review process remains ongoing related to the determination of whether they are smelters or refiners for Conflict Minerals relevant to our products.

We are uncertain of the Conflict Mineral status of the products that we manufacture that are subject to the reporting obligations of Rule 13p-1, because we have been unable to determine the origin of the Conflict Minerals they contain or to determine whether they come from recycled or scrap sources; the facilities used to process them; their country of origin; or their mine or location of origin. This said, however, Flowserve will continue due diligence efforts going forward.

5.	Due Diligence Improvement Steps

We intend to take the following steps to improve the due diligence conducted to further mitigate any risk that the necessary 3TG in our products could benefit armed groups in the Covered Countries:

a.	Continue requesting and implementing a Conflict Minerals flow-down clause in new or renewed supplier long term agreements.

b.	Continue to engage with suppliers and direct them to training resources to increase the response rate and improve the content of the supplier survey responses.

c.

Intensify the identification of and communication with Flowserve’s second-tier smelters and refiners – i.e., smelters and refiners that sell Conflict Minerals directly to Flowserve’s first-tier suppliers and push to increase the number of smelters and refiners that participate in RMAP.

d.	Spread best practices learned during execution of due diligence process in previous years across Flowserve business units.

e.

Continue to engage suppliers found to be supplying us with Conflict Minerals from sources that support conflict in the Covered Countries and seek to establish an alternative source of Conflict Minerals that does not support such conflict.

f.	Continue to work with the OECD and relevant trade associations to define and improve best practices and build leverage over the supply chain in accordance with the OECD Guidance.

g.	Evaluate the current processes and procedure with the intent to further enhance the robustness of Flowserve’s Conflict Mineral program.

Safe Harbor Statement: This report contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. All statements other than statements of historical fact could be deemed forward-looking, including but not limited to statements regarding our efforts to mitigate sourcing risks to drive conflict-free supply chains and products, and improve responses and quality of information collected from suppliers. Words such as “may,” “should,” “expects,” “could,” “intends,” “plans,” “anticipates,” “estimates,” “believes”

and variations of these words, and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are not guarantees of future performance and our actual results may differ materially from the results expressed or implied in the forward-looking statements. Factors that might cause such differences include, but are not limited to, effects of changes in global and regional economic conditions and global supply chain disruptions. More information on risks, uncertainties, and other potential factors that could affect our business and performance is included in our filings with the U.S. Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. All forward-looking statements included in this report are based on information available to us on the date hereof, and we assume no obligation to update any forward-looking statement. Content on the referenced websites is not incorporated by reference into this report.

APPENDIX A1

Metal	Smelter ID	Standard Smelter Name	Country

Gold	CID002763	8853 S.p.A.	ITALY

Gold	CID002920	ABC Refinery Pty Ltd.	AUSTRALIA

Gold	CID002708	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA

Gold	CID000015	Advanced Chemical Company	UNITED STATES OF AMERICA

Gold	CID003185	African Gold Refinery	UGANDA

Gold	CID000035	Agosi AG	GERMANY

Gold	CID000019	Aida Chemical Industries Co., Ltd.	JAPAN

Gold	CID002560	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES

Gold	CID002760	Albino Mountinho Lda.	PORTUGAL

Gold	CID003500	Alexy Metals	UNITED STATES OF AMERICA

Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN

Gold	CID000058	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL

Gold	CID000077	Argor-Heraeus S.A.	SWITZERLAND

Gold	CID000082	ASAHI METALFINE, Inc.	JAPAN

Gold	CID000924	Asahi Refining Canada Ltd.	CANADA

Gold	CID000920	Asahi Refining USA Inc.	UNITED STATES OF AMERICA

Gold	CID000090	Asaka Riken Co., Ltd.	JAPAN

Gold	CID000103	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY

Gold	CID004697	Attero Recycling Pvt Ltd	INDIA

Gold	CID002850	AU Traders and Refiners	SOUTH AFRICA

Gold	CID003461	Augmont Enterprises Private Limited	INDIA

Gold	CID000113	Aurubis AG	GERMANY

Gold	CID002863	Bangalore Refinery	INDIA

Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES

Gold	CID000157	Boliden Ronnskar	SWEDEN

Gold	CID000176	C. Hafner GmbH + Co. KG	GERMANY

Gold	CID000180	Caridad	MEXICO

Gold	CID000185	CCR Refinery - Glencore Canada Corporation	CANADA

Gold	CID000189	Cendres + Metaux S.A.	SWITZERLAND

Gold	CID003382	CGR Metalloys Pvt Ltd.	INDIA

Gold	CID000233	Chimet S.p.A.	ITALY

Gold	CID000264	Chugai Mining	JAPAN

Gold	CID004010	Coimpa Industrial LTDA	BRAZIL

[1]

Certain of our suppliers reported the presence of the following SORs in their supply chains: African Gold Refinery, which was sanctioned by the United States Department of Treasury, Office of Foreign Assets Control (“OFAC”) on March 17, 2022, JSC Uralelectromed, which was sanctioned by OFAC on July 20, 2023, and OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet), which was sanctioned in the United Kingdom on November 8, 2023. Because of the over-reporting nature of the industry CMRT information collection process, and the nature of our supply chains, we are unable to confirm whether these, or any, specific SORs are or were active in our supply chains. Our policy is to comply with all applicable sanctions laws, and we do not have any direct transactions or contractual relationships, nor are we, to the best of our knowledge, engaging in indirect transactions, with these entities.

Gold	CID000343	Daye Non-Ferrous Metals Mining Ltd.	CHINA

Gold	CID002867	Degussa Sonne / Mond Goldhandel GmbH	GERMANY

Gold	CID003348	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES

Gold	CID003663	Dongwu Gold Group	CHINA

Gold	CID000401	Dowa	JAPAN

Gold	CID000359	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF

Gold	CID000425	Eco-System Recycling Co., Ltd. East Plant	JAPAN

Gold	CID003424	Eco-System Recycling Co., Ltd. North Plant	JAPAN

Gold	CID003425	Eco-System Recycling Co., Ltd. West Plant	JAPAN

Gold	CID004755	Elite Industech Co., Ltd.	TAIWAN, PROVINCE OF CHINA

Gold	CID003487	Emerald Jewel Industry India Limited (Unit 1)	INDIA

Gold	CID003488	Emerald Jewel Industry India Limited (Unit 2)	INDIA

Gold	CID003489	Emerald Jewel Industry India Limited (Unit 3)	INDIA

Gold	CID003490	Emerald Jewel Industry India Limited (Unit 4)	INDIA

Gold	CID002561	Emirates Gold DMCC	UNITED ARAB EMIRATES

Gold	CID002515	Fidelity Printers and Refiners Ltd.	ZIMBABWE

Gold	CID002584	Fujairah Gold FZC	UNITED ARAB EMIRATES

Gold	CID004506	GG Refinery Ltd.	TANZANIA, UNITED REPUBLIC OF

Gold	CID002852	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA

Gold	CID003641	Gold by Gold Colombia	COLOMBIA

Gold	CID003186	Gold Coast Refinery	GHANA

Gold	CID001909	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA

Gold	CID002312	Guangdong Jinding Gold Limited	CHINA

Gold	CID000651	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA

Gold	CID000671	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA

Gold	CID000694	Heimerle + Meule GmbH	GERMANY

Gold	CID000711	Heraeus Germany GmbH Co. KG	GERMANY

Gold	CID000707	Heraeus Metals Hong Kong Ltd.	CHINA

Gold	CID000767	Hunan Chenzhou Mining Co., Ltd.	CHINA

Gold	CID000773	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA

Gold	CID000778	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF

Gold	CID004714	Impala Platinum - Platinum Metals Refinery (PMR)	SOUTH AFRICA

Gold	CID002587	Industrial Refining Company	BELGIUM

Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA

Gold	CID002562	International Precious Metal Refiners	UNITED ARAB EMIRATES

Gold	CID000807	Ishifuku Metal Industry Co., Ltd.	JAPAN

Gold	CID000814	Istanbul Gold Refinery	TURKEY

Gold	CID002765	Italpreziosi	ITALY

Gold	CID002893	JALAN & Company	INDIA

Gold	CID000823	Japan Mint	JAPAN

Gold	CID000855	Jiangxi Copper Co., Ltd.	CHINA

Gold	CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION

Gold	CID000493	JSC Novosibirsk Refinery	RUSSIAN FEDERATION

Gold	CID000929	JSC Uralelectromed	RUSSIAN FEDERATION

Gold	CID000937	JX Advanced Metals Corporation	JAPAN

Gold	CID003497	K.A. Rasmussen	NORWAY

Gold	CID002563	Kaloti Precious Metals	UNITED ARAB EMIRATES

Gold	CID000956	Kazakhmys Smelting LLC	KAZAKHSTAN

Gold	CID000957	Kazzinc	KAZAKHSTAN

Gold	CID000969	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA

Gold	CID002511	KGHM Polska Miedz Spolka Akcyjna	POLAND

Gold	CID000981	Kojima Chemicals Co., Ltd.	JAPAN

Gold	CID002605	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF

Gold	CID003463	Kundan Care Products Ltd.	INDIA

Gold	CID001029	Kyrgyzaltyn JSC	KYRGYZSTAN

Gold	CID002865	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION

Gold	CID001032	L’azurde Company For Jewelry	SAUDI ARABIA

Gold	CID001056	Lingbao Gold Co., Ltd.	CHINA

Gold	CID001058	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA

Gold	CID002762	L’Orfebre S.A.	ANDORRA

Gold	CID001078	LS MnM Inc.	KOREA, REPUBLIC OF

Gold	CID000689	LT Metal Ltd.	KOREA, REPUBLIC OF

Gold	CID001093	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA

Gold	CID002606	Marsam Metals	BRAZIL

Gold	CID001113	Materion	UNITED STATES OF AMERICA

Gold	CID001119	Matsuda Sangyo Co., Ltd.	JAPAN

Gold	CID003548	MD Overseas	INDIA

Gold	CID003575	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA

Gold	CID003557	Metallix Refining Inc.	UNITED STATES OF AMERICA

Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.	CHINA

Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE

Gold	CID001147	Metalor Technologies (Suzhou) Ltd.	CHINA

Gold	CID001153	Metalor Technologies S.A.	SWITZERLAND

Gold	CID001157	Metalor USA Refining Corporation	UNITED STATES OF AMERICA

Gold	CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO

Gold	CID001188	Mitsubishi Materials Corporation	JAPAN

Gold	CID001191	Mitsubishi Materials Corporation	JAPAN

Gold	CID001192	Mitsui Mining and Smelting Co., Ltd.	JAPAN

Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.	JAPAN

Gold	CID001352	MKS PAMP SA	SWITZERLAND

Gold	CID002509	MMTC-PAMP India Pvt., Ltd.	INDIA

Gold	CID002857	Modeltech Sdn Bhd	MALAYSIA

Gold	CID002858	Modeltech Sdn Bhd	MALAYSIA

Gold	CID002282	Morris and Watson	NEW ZEALAND

Gold	CID001204	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION

Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY

Gold	CID001236	Navoi Mining and Metallurgical Combinat	UZBEKISTAN

Gold	CID003189	NH Recytech Company	KOREA, REPUBLIC OF

Gold	CID001259	Nihon Material Co., Ltd.	JAPAN

Gold	CID003690	NOBLE METAL SERVICES	UNITED STATES OF AMERICA

Gold	CID002779	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA

Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.	JAPAN

Gold	CID001326	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION

Gold	CID002872	Pease & Curren	UNITED STATES OF AMERICA

Gold	CID001362	Penglai Penggang Gold Industry Co., Ltd.	CHINA

Gold	CID002919	Planta Recuperadora de Metales SpA	CHILE

Gold	CID001386	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION

Gold	CID001397	PT Aneka Tambang (Persero) Tbk	INDONESIA

Gold	CID001498	PX Precinox S.A.	SWITZERLAND

Gold	CID003324	QG Refining, LLC	UNITED STATES OF AMERICA

Gold	CID001512	Rand Refinery (Pty) Ltd.	SOUTH AFRICA

Gold	CID000522	Refinery of Seemine Gold Co., Ltd.	CHINA

Gold	CID002582	REMONDIS PMR B.V.	NETHERLANDS

Gold	CID001534	Royal Canadian Mint	CANADA

Gold	CID002761	SAAMP	FRANCE

Gold	CID001546	Sabin Metal Corp.	UNITED STATES OF AMERICA

Gold	CID002973	Safimet S.p.A	ITALY

Gold	CID002290	SAFINA A.S.	CZECHIA

Gold	CID002853	Sai Refinery	INDIA

Gold	CID003666	SAM Precious Metals FZ-LLC	UNITED ARAB EMIRATES

Gold	CID001555	Samduck Precious Metals	KOREA, REPUBLIC OF

Gold	CID001562	Samwon Metals Corp.	KOREA, REPUBLIC OF

Gold	CID001585	SEMPSA Joyeria Plateria S.A.	SPAIN

Gold	CID001916	Shandong Gold Smelting Co., Ltd.	CHINA

Gold	CID002525	Shandong Humon Smelting Co., Ltd.	CHINA

Gold	CID001619	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA

Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA

Gold	CID002750	Shenzhen CuiLu Gold Co., Ltd.	CHINA

Gold	CID004435	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CHINA

Gold	CID002527	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA

Gold	CID002588	Shirpur Gold Refinery Ltd.	INDIA

Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.	CHINA

Gold	CID002516	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA

Gold	CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION

Gold	CID001761	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA

Gold	CID003383	Sovereign Metals	INDIA

Gold	CID003153	State Research Institute Center for Physical Sciences and Technology	LITHUANIA

Gold	CID002567	Sudan Gold Refinery	SUDAN

Gold	CID001798	Sumitomo Metal Mining Co., Ltd.	JAPAN

Gold	CID002918	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF

Gold	CID001810	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA

Gold	CID002580	T.C.A S.p.A	ITALY

Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.	JAPAN

Gold	CID001938	Tokuriki Honten Co., Ltd.	JAPAN

Gold	CID001947	Tongling Nonferrous Metals Group Co., Ltd.	CHINA

Gold	CID002615	TOO Tau-Ken-Altyn	KAZAKHSTAN

Gold	CID001955	Torecom	KOREA, REPUBLIC OF

Gold	CID002314	Umicore Precious Metals Thailand	THAILAND

Gold	CID001980	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM

Gold	CID001993	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA

Gold	CID002003	Valcambi S.A.	SWITZERLAND

Gold	CID003615	WEEEREFINING	FRANCE

Gold	CID002030	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA

Gold	CID002778	WIELAND Edelmetalle GmbH	GERMANY

Gold	CID002100	Yamakin Co., Ltd.	JAPAN

Gold	CID002129	Yokohama Metal Co., Ltd.	JAPAN

Gold	CID000197	Yunnan Copper Industry Co., Ltd.	CHINA

Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA

Gold	CID002243	Zijin Mining Group Gold Smelting Co. Ltd.	CHINA

Tantalum	CID003926	5D Production OU	ESTONIA

Tantalum	CID001076	AMG Brasil	BRAZIL

Tantalum	CID002504	D Block Metals, LLC	UNITED STATES OF AMERICA

Tantalum	CID000460	F&X Electro-Materials Ltd.	CHINA

Tantalum	CID002505	FIR Metals & Resource Ltd.	CHINA

Tantalum	CID002558	Global Advanced Metals Aizu	JAPAN

Tantalum	CID002557	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA

Tantalum	CID000291	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA

Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA

Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	CID002842	Jiangxi Tuohong New Raw Material	CHINA

Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA

Tantalum	CID000917	Jiujiang Tanbre Co., Ltd.	CHINA

Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	CID002539	KEMET de Mexico	MEXICO

Tantalum	CID002548	Materion Newton Inc.	UNITED STATES OF AMERICA

Tantalum	CID001163	Metallurgical Products India Pvt., Ltd.	INDIA

Tantalum	CID001173	Mineracao Taboca S.A.	BRAZIL

Tantalum	CID001175	Mineracao Taboca S.A.	BRAZIL

Tantalum	CID001192	Mitsui Mining and Smelting Co., Ltd.	JAPAN

Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA

Tantalum	CID001200	NPM Silmet AS	ESTONIA

Tantalum	CID004054	PowerX Ltd.	RWANDA

Tantalum	CID002707	Resind Industria e Comercio Ltda.	BRAZIL

Tantalum	CID003583	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA

Tantalum	CID001769	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION

Tantalum	CID001869	Taki Chemical Co., Ltd.	JAPAN

Tantalum	CID002544	TANIOBIS Co., Ltd.	THAILAND

Tantalum	CID002545	TANIOBIS GmbH	GERMANY

Tantalum	CID002549	TANIOBIS Japan Co., Ltd.	JAPAN

Tantalum	CID002550	TANIOBIS Smelting GmbH & Co. KG	GERMANY

Tantalum	CID001891	Telex Metals	UNITED STATES OF AMERICA

Tantalum	CID001969	Ulba Metallurgical Plant JSC	KAZAKHSTAN

Tantalum	CID000616	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA

Tantalum	CID001522	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA

Tin	CID000292	Alpha Assembly Solutions Inc	UNITED STATES OF AMERICA

Tin	CID002703	An Vinh Joint Stock Mineral Processing Company	VIET NAM

Tin	CID002773	Aurubis Beerse	BELGIUM

Tin	CID002774	Aurubis Berango	SPAIN

Tin	CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA

Tin	CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA

Tin	CID001070	China Tin Group Co., Ltd.	CHINA

Tin	CID003486	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL

Tin	CID003524	CRM Synergies	SPAIN

Tin	CID003356	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA

Tin	CID000402	Dowa	JAPAN

Tin	CID002572	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM

Tin	CID000438	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)

Tin	CID000448	Estanho de Rondonia S.A.	BRAZIL

Tin	CID003582	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL

Tin	CID000468	Fenix Metals	POLAND

Tin	CID003410	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA

Tin	CID000942	Gejiu Kai Meng Industry and Trade LLC	CHINA

Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA

Tin	CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA

Tin	CID000555	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA

Tin	CID004754	Global Advanced Metals Greenbushes Pty Ltd.	AUSTRALIA

Tin	CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA

Tin	CID002844	HuiChang Hill Tin Industry Co., Ltd.	CHINA

Tin	CID001231	Jiangxi New Nanshan Technology Ltd.	CHINA

Tin	CID004796	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	CHINA

Tin	CID003387	Luna Smelter, Ltd.	RWANDA

Tin	CID003379	Ma’anshan Weitai Tin Co., Ltd.	CHINA

Tin	CID002468	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL

Tin	CID001105	Malaysia Smelting Corporation (MSC)	MALAYSIA

Tin	CID004434	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA

Tin	CID002500	Melt Metais e Ligas S.A.	BRAZIL

Tin	CID001142	Metallic Resources, Inc.	UNITED STATES OF AMERICA

Tin	CID001173	Mineracao Taboca S.A.	BRAZIL

Tin	CID004065	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE

Tin	CID001182	Minsur	PERU

Tin	CID001191	Mitsubishi Materials Corporation	JAPAN

Tin	CID002858	Modeltech Sdn Bhd	MALAYSIA

Tin	CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM

Tin	CID001305	Novosibirsk Tin Combine	RUSSIAN FEDERATION

Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND

Tin	CID002517	O.M. Manufacturing Philippines, Inc.	PHILIPPINES

Tin	CID001337	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)

Tin	CID003208	Pongpipat Company Limited	MYANMAR

Tin	CID003409	Precious Minerals and Smelting Limited	INDIA

Tin	CID002503	PT ATD Makmur Mandiri Jaya	INDONESIA

Tin	CID002776	PT Bangka Prima Tin	INDONESIA

Tin	CID002696	PT Cipta Persada Mulia	INDONESIA

Tin	CID001453	PT Mitra Stania Prima	INDONESIA

Tin	CID003449	PT Mitra Sukses Globalindo	INDONESIA

Tin	CID000313	PT Premium Tin Indonesia	INDONESIA

Tin	CID001458	PT Prima Timah Utama	INDONESIA

Tin	CID003868	PT Putera Sarana Shakti (PT PSS)	INDONESIA

Tin	CID002593	PT Rajehan Ariq	INDONESIA

Tin	CID001477	PT Timah Tbk Kundur	INDONESIA

Tin	CID001482	PT Timah Tbk Mentok	INDONESIA

Tin	CID002706	Resind Industria e Comercio Ltda.	BRAZIL

Tin	CID004692	RIKAYAA GREENTECH PRIVATE LIMITED	INDIA

Tin	CID001539	Rui Da Hung	TAIWAN, PROVINCE OF CHINA

Tin	CID002756	Super Ligas	BRAZIL

Tin	CID004403	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN

Tin	CID001898	Thaisarco	THAILAND

Tin	CID002180	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA

Tin	CID003325	Tin Technology & Refining	UNITED STATES OF AMERICA

Tin	CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM

Tin	CID002015	VQB Mineral and Trading Group JSC	VIET NAM

Tin	CID002036	White Solder Metalurgia e Mineracao Ltda.	BRAZIL

Tin	CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA

Tin	CID003397	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA

Tungsten	CID000004	A.L.M.T. Corp.	JAPAN

Tungsten	CID002833	ACL Metais Eireli	BRAZIL

Tungsten	CID003427	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL

Tungsten	CID003553	Artek LLC	RUSSIAN FEDERATION

Tungsten	CID002502	Asia Tungsten Products Vietnam Ltd.	VIET NAM

Tungsten	CID002641	China Molybdenum Tungsten Co., Ltd.	CHINA

Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA

Tungsten	CID000281	CNMC (Guangxi) PGMA Co., Ltd.	CHINA

Tungsten	CID003468	Cronimet Brasil Ltda	BRAZIL

Tungsten	CID004060	DONGKUK INDUSTRIES CO., LTD.	KOREA, REPUBLIC OF

Tungsten	CID003609	Fujian Xinlu Tungsten Co., Ltd.	CHINA

Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA

Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA

Tungsten	CID000568	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA

Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.	CHINA

Tungsten	CID002541	H.C. Starck Tungsten GmbH	GERMANY

Tungsten	CID003978	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF

Tungsten	CID003417	Hubei Green Tungsten Co., Ltd.	CHINA

Tungsten	CID000769	Hunan Jintai New Material Co., Ltd.	CHINA

Tungsten	CID002513	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA

Tungsten	CID002649	Hydrometallurg, JSC	RUSSIAN FEDERATION

Tungsten	CID000825	Japan New Metals Co., Ltd.	JAPAN

Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA

Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA

Tungsten	CID002313	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA

Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA

Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA

Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA

Tungsten	CID003408	JSC “Kirovgrad Hard Alloys Plant”	RUSSIAN FEDERATION

Tungsten	CID004619	KENEE MINING VIETNAM COMPANY LIMITED	VIET NAM

Tungsten	CID000966	Kennametal Fallon	UNITED STATES OF AMERICA

Tungsten	CID000105	Kennametal Huntsville	UNITED STATES OF AMERICA

Tungsten	CID003407	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA

Tungsten	CID004397	Lianyou Resources Co., Ltd.	TAIWAN, PROVINCE OF CHINA

Tungsten	CID003643	LLC Vostok	RUSSIAN FEDERATION

Tungsten	CID004056	MALAMET SMELTING SDN. BHD.	MALAYSIA

Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.	CHINA

Tungsten	CID002543	Masan High-Tech Materials	VIET NAM

Tungsten	CID002845	Moliren Ltd.	RUSSIAN FEDERATION

Tungsten	CID004034	Nam Viet Cromit Joint Stock Company	VIET NAM

Tungsten	CID002589	Niagara Refining LLC	UNITED STATES OF AMERICA

Tungsten	CID003416	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION

Tungsten	CID003614	OOO “Technolom” 1	RUSSIAN FEDERATION

Tungsten	CID003612	OOO “Technolom” 2	RUSSIAN FEDERATION

Tungsten	CID004797	Philippine Bonway Manufacturing Industrial Corporation	PHILIPPINES

Tungsten	CID004438	Philippine Carreytech Metal Corp.	PHILIPPINES

Tungsten	CID002827	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES

Tungsten	CID004430	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA

Tungsten	CID002542	TANIOBIS Smelting GmbH & Co. KG	GERMANY

Tungsten	CID003993	Tungsten Vietnam Joint Stock Company	VIET NAM

Tungsten	CID002724	Unecha Refractory metals plant	RUSSIAN FEDERATION

Tungsten	CID002044	Wolfram Bergbau und Hutten AG	AUSTRIA

Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA

Tungsten	CID002082	Xiamen Tungsten Co., Ltd.	CHINA

Tungsten	CID003662	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA